UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	58-2342021
(State of Incorporation)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, New York	10170
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.   ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: No. 333-120412

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Fusion Telecommunications International, Inc. (the “Company”) is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-195659) filed with the Securities and Exchange Commission on May 2, 2014, as may be amended from time to time (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation, as amended (1)
3.2	Bylaws (1)

(1)	Originally filed with the Company’s Registration Statement no. 333-120412 and incorporated herein by reference.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of June, 2014.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
President and Chief Operating Officer